Exhibit(b)(i)

           PROPOSED RESOLUTIONS RELATING TO THE APPROVAL OF AMENDMENT
                                 OF THE BYLAWS

         (To be voted on by the entire Board of each Investment Company)



The undersigned, being all the members of the Board of Directors/Trustees hereby certify that pursuant to Article XI of the Trusts' By-Laws (the "By-Laws"), as amended to date, the following resolutions were duly adopted by the majority of the members at Board of Directors/Trustees meeting held on August 6, 2004:


     RESOLVED:        That the By-laws, as amended to date, are hereby
     --------         further amended so as to replace the language of
                      Article VI, Officers, Section 6, Powers and Duties of the Treasurer, and include Section 6.5 Powers and Duties of the Chief Financial Officer as provided in the proposed amendment attached hereto as Exhibit A.


     FURTHER RESOLVED, that the officers of the Fund be, and each of them hereby ----------------is, authorized and directed, for and on behalf of the
                     Fund to take all action, execute all documents, and make any filings with the Securities and Exchange Commission, the New York Stock Exchange or any states, which they may deem to be necessary or appropriate, the necessity or propriety thereof being conclusively proven by the action taken by such officer, to effectuate each of the foregoing resolutions and to carry out the purposes thereof.

         IN WITNESS WHEREOF, the undersigned has executed this amendment as of this 6th day of August, 2004.



/s/Richard Burt                                 /s/ Graham E. Jones
---------------------------                     ---------------------------
(Richard Burt, Director)                        (Graham E. Jones, Director)


/s/ S. Leland Dill                              /s/ Rebecca W. Rimel
---------------------------                     ---------------------------
(S. Leland Dill, Director)                      (Rebecca W. Rimel, Director)


/s/ Martin J. Gruber                            /s/ Philip Saunders, Jr.
---------------------------                     ---------------------------
(Martin J. Gruber, Director)                    (Philip Saunders, Jr., Director)



---------------------------                     /s/ William N. Searcy
(Joseph R. Hardiman, Director)                  ---------------------------
                                                (William N. Searcy, Director)


---------------------------
(Robert H. Wadsworth, Director


/s/ Richard J. Herring
---------------------------
(Richard J. Herring, Director)

                                                                       Exhibit A

                      CERTIFICATION OF AMENDMENT TO BYLAWS


Section 6. Powers and Duties of the Treasurer. The treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the board of trustees.

The treasurer shall disburse the funds of the Trust as may be ordered by the board of trustees, taking proper vouchers for such disbursements, and shall render to the president and board of trustees, at the regular meetings of the board of trustees or whenever it may so require, an account of all of his or her transactions as treasurer and, in the absence of the Chief Financial Officer or at the direction of the Chief Financial Officer, of the financial condition of the Trust.

If required by the board of trustees, the treasurer shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the board of trustees for the faithful performance of the duties of his or her office and for the restoration to the Trust, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his or her possession or under his or her control belonging to the Trust.


Section 6.5. Powers and Duties of the Chief Financial Officer. The Chief Financial Officer shall be responsible to the board of trustees for all financial controls and the internal audit of the Trust. The Chief Financial Officer shall be responsible for executing such certifications with respect to the financial reports and other reports of the Trust as are required by law, rule or regulation to be executed by a Chief Financial Officer. The Chief Financial Officer shall perform such other duties as may be assigned to him or her by the board of trustees. The Chief Financial Officer shall render to the president and board of trustees, at the regular meetings of the board of trustees or whenever it may so require, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Trust.